Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84281) pertaining to the 1-800-FLOWERS.COM, Inc. 1999 Stock Incentive Plan and the 1997 Stock Option Plan and the Registration Statement (Form S-8 No. 333-54590) pertaining to the 1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan of our report dated July 30, 2004, with respect to the consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. included in the Annual Report (Form 10-K) for the year ended June 27, 2004.

                                                    /s/ Ernst & Young LLP

Melville, New York
September 8, 2004